UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 18, 2019

OrangeHook, Inc.

(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300

Wayzata, Minnesota 55391

 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Letter of Intent

On July 15, 2019 OrangeHook, Inc., a Florida corporation (the "Company"), entered into a non-binding agreement in principle with Kologik, LLC. (“Kologik”) based in Baton Rouge, Louisiana, to merge the two companies into a single entity. Pursuant to the closing of the Merger (the “Closing”), Kologik shall own approximately 60% of the merged entity and Company equity holders would own approximately 40%, subject to certain adjustment mechanisms in the Letter of Intent (“LOI”).  The LOI identifies the terms of a pending merger of OrangeHook and Kologik.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 18, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Date: July 18, 2019	By:	/s/ James L. Mandel
James L. Mandel
President and Chief Executive Officer

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